ING  VARIABLE  ANNUITIES
GOLDEN AMERICAN LIFE INSURANCE COMPANY
GOLDENSELECT GUARANTEE ANNUITY


                       PROFILE AND PROSPECTUS SUPPLEMENT

                            DATED DECEMBER 21, 2000

                    SUPPLEMENT TO THE PROFILE AND PROSPECTUS
                           DATED OCTOBER 2, 2000 FOR
                  DEFERRED MODIFIED GUARANTEE ANNUITY CONTRACT

                ISSUED BY GOLDEN AMERICAN LIFE INSURANCE COMPANY

                           _________________________

You should keep this supplement with your Profile and Prospectus.


The language on page 4 of the Prospectus in the footnote under "Market Value Adjustment" regarding contracts in Pennsylvania has been deleted from the prospectus.
























ING  VARIABLE  ANNUITIES
Golden American Life Insurance Company
Golden American Life Insurance Company is a stock company domiciled in Delaware.

109037                                                                  12/21/00